Exhibit 99.1

FOR IMMEDIATE RELEASE

Middlesex Water Declares Dividend,

Announces Annual Meeting

ISELIN, N.J., April 22, 2022 -- Middlesex Water Company (NASDAQ:MSEX) announced today that its Board of Directors has declared a cash dividend of $0.29 per share on its common stock payable on June 1, 2022 to holders of record as of May 13, 2022. Middlesex Water has paid cash dividends in varying amounts continually since 1912 and has increased its annual dividend rate for 49 consecutive years.

The Annual Meeting of Shareholders will be held virtually on May 23, 2022 at 11:00 a.m. EDT via webcast only. Shareholders will be able to participate in the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/MSEX2022 and entering the 16-digit control number found on their proxy card, voting instruction form or other materials. Shareholders are reminded to vote their shares whether they intend to participate in the virtual meeting or not. Shareholders may vote their shares in advance of the meeting by one of the methods described in Middlesex Water’s proxy materials.

Middlesex Water is an investor-owned water and wastewater utility, serving customers primarily in central and southern New Jersey and Delaware. The Company is currently offering a 3% discount on all Common Stock purchases made under its Investment Plan whether by optional cash payment or by dividend reinvestment. The discount will continue until 200,000 shares are purchased at the discounted price or August 1, 2022, whichever event occurs first. To learn more visit https://shareholder.broadridge.com/middlesexwater

ABOUT MIDDLESEX WATER COMPANY

Established in 1897, Middlesex Water Company serves as a trusted provider offering life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company offers a full range of water, wastewater utility and related services. An investor-owned public utility, Middlesex Water is also a professional services provider specializing in municipal and industrial contract operations and water and wastewater system technical operations and maintenance. The company and its subsidiaries form the Middlesex Water family of companies, which collectively serve a population of nearly half a million people in New Jersey and Delaware. Middlesex is focused on meeting the needs of our employees, customers, and shareholders. We invest in our people, our infrastructure and the communities we serve to support reliable and resilient utility services, economic growth and quality of life. To learn more about Middlesex Water, visit https://www.middlesexwater.com.

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws reflecting the current beliefs or expectations of Middlesex Water Company “MSEX” or the “Company” regarding its future performance, its financial condition, its strategic plans and cash flows, its results of operations as well as any other statements that do not directly relate to any historical or current facts. These statements reflect the Company’s current views and information currently available.  This information is based on estimates, assumptions and analysis that the Company believes, as of the date hereof, provide a reasonable basis for the information contained herein.  Forward-looking statements can generally be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees.” Actual results, performance or achievements may differ materially from forward-looking statements, and the assumptions on which forward-looking statements are based.  There can be no assurance that the information contained herein is reflective of future performance, and investors are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. Unless otherwise specified, all information contained in this press release speaks only as of the date hereof. The Company undertakes no duty to update or revise the information contained herein, whether as a result of new information, future events or otherwise.

Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company

(732) 638-7549

www.middlesexwater.com

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